Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Curt Brooks +1.215.299.6137
Curt.Brooks@fmc.com

FMC Corporation delivers first quarter results at higher end of guidance range, reaffirms full-year outlook

Order patterns in Q1 largely in line with Company expectations as customer inventory of FMC products reaches targeted levels in most countries
First Quarter 2025 Highlights
•Revenue of $791 million, down 14 percent versus Q1 2024, down 10 percent organically1
•Consolidated GAAP net loss of $16 million, a decline of $13 million versus Q1 2024
•Adjusted EBITDA of $120 million, down 25 percent versus Q1 2024
•Consolidated GAAP loss of $0.12 per diluted share, down 10 cents versus Q1 2024
•Adjusted earnings per diluted share of $0.18, down 50 percent versus Q1 2024
Full-Year Outlook2
•Maintains revenue outlook of $4.15 billion to $4.35 billion, essentially flat to prior year at the midpoint; growth of 3 percent, excluding the impact of the Global Specialty Solutions (GSS) business divestiture
•Maintains adjusted EBITDA outlook of $870 million to $950 million, an increase of 1 percent versus prior year at the midpoint and an increase of 4 percent excluding the impact from the GSS divestiture
•Embedded in adjusted EBITDA guidance are estimated incremental tariff costs of $15 million to $20 million based on most recent government guidelines
•Adjusted earnings per diluted share outlook unchanged at $3.26 to $3.70, flat at the midpoint to prior year
•Free cash flow forecast remains $200 million to $400 million, reflecting a decline of 51 percent at the midpoint from prior year

PHILADELPHIA, April 30, 2025 – FMC Corporation (NYSE: FMC) today reported first quarter 2025 revenue of $791 million, down 14 percent versus first quarter 2024, and down 10 percent organically. On a GAAP basis, the company reported a loss of $ 0.12 per diluted share in the first quarter, a decrease of 10 cents versus first quarter 2024. First quarter adjusted earnings were $0.18 per diluted share, down 50 percent versus first quarter 2024.

Page 2 / FMC Corporation delivers first quarter results at higher end of guidance range, reaffirms full-year outlook

“First quarter sales were largely in line with our expectations,” said Pierre Brondeau, FMC chairman and chief executive officer. “Our strong focus on increasing product-on-the-ground3 while controlling sales into the channel allowed us to decrease the level of FMC inventory at our distribution partners and more closely align with customer targets in most countries. A continued prudent approach through Q2 will position us to deliver substantial growth in the second half.”
Lower first quarter revenue was driven by a price decline of 9 percent, over half of which was attributed to price adjustments in certain “cost-plus” contracts with specific diamide partners as a result of lower manufacturing costs. Foreign currency was a headwind of 4 percent. Volume declined 1 percent versus a weak prior year.
Sales in North America declined 28 percent, attributed mainly to lower volumes as customers in the U.S. delayed purchases as expected and was compounded by international trade dynamics. Latin America sales grew 10 percent, 17 percent excluding currency impacts. Volume improved due to increased direct sales to cotton growers in Brazil, in addition to product-on-the-ground3 significantly outpacing FMC sales into the channel. In Asia, first quarter revenue was lower by 24 percent, down 21 percent excluding FX. Lower volumes were driven by prudent selling to enable channel destocking. EMEA sales declined 11 percent, 7 percent excluding currency impacts, due to lower volumes, including the expected loss of registration for triflusulfuron. The Plant Health business outperformed the overall portfolio with sales growth of 1 percent driven by growth in biologicals.

FMC Revenue	Q1 2025
Total Revenue Change (GAAP)	(14)%
Less FX Impact	(4)%
Organic[1] Revenue Change (Non-GAAP)	(10)%
GAAP net income in the first quarter declined $13 million as lower sales and a higher GAAP effective tax rate were partially offset by net cost favorability as well as lower interest and restructuring charges. FMC first quarter adjusted EBITDA was $120 million, a decrease of 25 percent from the prior-year period driven by lower pricing, reduced volume and an FX headwind. Costs were a tailwind as favorability in COGS more than offset increased investment in selling and R&D.
On a GAAP basis, cash from operations was negative $545 million, a decline of $402 million versus 2024 due primarily to a smaller reduction in inventory levels as compared to the prior year period. Free cash flow was negative $596 million, a decline of $408 million versus Q1 2024 primarily due to lower cash from operations.

Page 3 / FMC Corporation delivers first quarter results at higher end of guidance range, reaffirms full-year outlook

Outlook2
The company reaffirms its full-year 2025 revenue, adjusted EBITDA, adjusted EPS and free cash flow guidance ranges. Embedded in the adjusted EBITDA guidance range is a cost headwind of $15 million to $20 million for expected incremental tariff charges that are planned to be offset by additional cost savings and volume.
Second quarter revenue is expected to be in the range of $940 million to $1.10 billion, a decline of 2 percent at the midpoint compared to second quarter 2024. The Company will continue to prudently sell into the channel while maintaining focus on driving product-on-the-ground3. Modest volume growth is expected to be more than offset by a low-to-mid single digit price decline as well as a low single digit FX headwind. Adjusted EBITDA is forecasted to be in the range of $175 million to $205 million, a decline of 6 percent versus the prior year as lower pricing and FX headwinds are partially offset by favorable costs and a modest volume increase. FMC expects adjusted earnings per diluted share to be in the range of $0.52 to $0.68 in the second quarter, which represents a 5 percent decrease at the midpoint versus second quarter 2024.
The midpoint of first-half guidance implies a 7 percent increase in second-half sales, an 11 percent increase in second-half adjusted EBITDA and a 9 percent increase in adjusted second-half EPS compared to the same period last year. Sales growth in the second half is expected to come mainly from the company’s growth portfolio as well as from an additional route to market in Brazil put in place during the first half. Lower costs and increased sales volumes are expected to drive the increase in adjusted EBITDA, partially offset by price and FX headwinds.

	Full Year 2025 Outlook[2]	Q2 2025 Outlook [2]	First-Half Outlook[2]	Second-Half Outlook[2]
Revenue	$4.15 billion to $4.35 billion	$940 million to $1.10 billion	$1.73 billion to $1.89 billion	$2.42 billion to $2.46 billion
Growth at midpoint vs. 2024	0%	(2)%	(7)%	7%
Adjusted EBITDA	$870 million to $950 million	$175 million to $205 million	$295 million to $325 million	$575 million to $625 million
Growth at midpoint vs. 2024	1%	(6)%	(15)%	11%
Adjusted EPS^	$3.26 to $3.70	$0.52 to $0.68	$0.70 to $0.86	$2.56 to $2.84
Growth at midpoint vs. 2024	0%	(5)%	(21)%	9%

^EPS estimates assume 125.6 million diluted shares for full year and 125.6 million diluted shares for Q2.

Page 4 / FMC Corporation delivers first quarter results at higher end of guidance range, reaffirms full-year outlook

Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC and the FMC logo are trademarks of FMC Corporation or an affiliate.
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC's innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers and crop advisers to address their toughest challenges economically while protecting the environment. FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.

Page 5 / FMC Corporation delivers first quarter results at higher end of guidance range, reaffirms full-year outlook

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders.
In some cases, FMC has identified these forward-looking statements by such words or phrases as "outlook", "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Form 10-K"), the section captioned "Forward-Looking Information" in Part II of the 2024 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.
We specifically decline to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include adjusted EBITDA, adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP terms.
1.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.
2.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, and discontinued operations. As a result, no GAAP outlook is provided.
3.Product-on-the-ground refers to crop protection product currently at farm level expected to be applied.
###

FMC CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited and in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$791.4	$918.0
Costs of sales and services	474.7	578.3
Gross margin	$316.7	$339.7
Selling, general and administrative expenses	172.0	163.9
Research and development expenses	68.7	60.9
Restructuring and other charges (income)	17.8	40.9
Total costs and expenses	$733.2	$844.0
Income from continuing operations before non-operating pension and postretirement charges (income), interest expense, net and income taxes	$58.2	$74.0
Non-operating pension and postretirement charges (income)	3.2	4.3
Interest expense, net	50.1	61.7
Income (loss) from continuing operations before income taxes	$4.9	$8.0
Provision (benefit) for income taxes	13.5	(1.4)
Income (loss) from continuing operations	$(8.6)	$9.4
Discontinued operations, net of income taxes	(7.0)	(12.5)
Net income (loss)	$(15.6)	$(3.1)
Less: Net income (loss) attributable to noncontrolling interests	(0.1)	(0.4)
Net income (loss) attributable to FMC stockholders	$(15.5)	$(2.7)
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations	$(8.5)	$9.8
Discontinued operations, net of tax	(7.0)	(12.5)
Net income (loss)	$(15.5)	$(2.7)
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(0.06)	$0.08
Discontinued operations	(0.06)	(0.10)
Basic earnings per common share	$(0.12)	$(0.02)
Average number of shares outstanding used in basic earnings per share computations	125.1	124.9
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$(0.06)	$0.08
Discontinued operations	(0.06)	(0.10)
Diluted earnings per common share	$(0.12)	$(0.02)
Average number of shares outstanding used in diluted earnings per share computations	125.1	125.2

Other Data:
Capital additions and other investing activities	$37.4	$23.4
Depreciation and amortization expense	43.7	45.7

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited and in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to FMC stockholders (GAAP)	$(15.5)	$(2.7)
Corporate special charges (income):
Restructuring and other charges (income) (a)	17.8	40.9
Non-operating pension and postretirement charges (income) (b)	3.2	4.3
Income tax expense (benefit) on Corporate special charges (income) (c)	(4.4)	(9.6)
Discontinued operations attributable to FMC stockholders, net of income taxes (d)	7.0	12.5
Tax adjustment (e)	14.3	—
Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP) (1)	$22.4	$45.4

Diluted earnings per common share (GAAP)	$(0.12)	$(0.02)
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.14	0.33
Non-operating pension and postretirement charges (income)	0.03	0.03
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.04)	(0.08)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	0.06	0.10
Tax adjustments per diluted share	0.11	—
Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.18	$0.36

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations (2)	125.5	125.2
____________________
(1)Referred to as Adjusted earnings. The Company believes that Adjusted earnings, a Non-GAAP financial measure, and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(2)The average number of shares outstanding used in the three months ended March 31, 2025 diluted adjusted after-tax earnings from continuing operations per share computation (Non-GAAP) includes 0.4 million diluted shares. This number of shares differs from the average number of shares outstanding used in diluted earnings per share computations (GAAP) as we had a net loss from continuing operations attributable to FMC stockholders.
(a)Three Months Ended March 31, 2025:
Restructuring and other charges (income) includes restructuring charges of $13.6 million primarily related to the previously announced global restructuring plan, referred to as "Project Focus." Charges incurred related to Project Focus consist of $6.6 million of professional service provider costs and other miscellaneous charges, $4.2 million of severance and employee separation costs, and accelerated depreciation of $3.1 million on assets identified for disposal in connection with the restructuring initiative. Other charges (income) of $4.2 million is comprised of $3.5 million of charges associated with our environmental sites and $0.7 million of other miscellaneous charges.

Three Months Ended March 31, 2024:
Restructuring and other charges (income) includes restructuring charges of $33.7 million. Charges incurred are primarily related to Project Focus and include $18.9 million of severance and employee separation costs in connection with various global workforce reduction actions, $11.7 million of professional service provider costs associated with the project, accelerated depreciation of $2.3 million on assets identified for disposal in connection with the restructuring initiative, and $0.5 million of other miscellaneous charges. Other charges (income) of $7.2 million is comprised of $3.3 million of charges associated with our environmental sites and $3.9 million of other miscellaneous charges.
(b)Our non-operating pension and postretirement charges (income) are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted Earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c)The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(d)Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(e)We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. In 2024 and 2023, we recorded significant deferred tax assets due to various tax incentives granted to the Company's Swiss subsidiaries (the "Swiss Tax Incentives"). The initial recognition of these Swiss Tax Incentives did not impact our adjusted non-GAAP effective tax rate but will be considered annually as we realize the benefits. Management believes excluding these discrete tax items, as well as the impacts of the Swiss Tax Incentives annually as the related benefits are realized, assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended March 31,
(in Millions)	2025	2024
Tax adjustments:
Revisions to valuation allowances of historical deferred tax assets	$(1.2)	$(1.6)
Net impact of Switzerland tax incentives	2.8	—
Foreign currency remeasurement and other discrete items	12.7	1.6
Total Non-GAAP tax adjustments	$14.3	$—

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Net income (loss) (GAAP)	$(15.6)	$(3.1)
Restructuring and other charges (income)	17.8	40.9
Non-operating pension and postretirement charges (income)	3.2	4.3
Discontinued operations, net of income taxes	7.0	12.5
Interest expense, net	50.1	61.7
Depreciation and amortization	43.7	45.7
Provision (benefit) for income taxes	13.5	(1.4)
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (Non-GAAP) (1)	$119.7	$160.6
___________________
(1)     Referred to as Adjusted EBITDA. Defined as operating profit excluding restructuring and other charges (income) and depreciation and amortization expense.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Cash provided (required) by operating activities of continuing operations (GAAP) (1)	$(545.0)	$(142.9)

Capital expenditures	(31.6)	(20.7)
Other investing activities	(5.8)	(2.7)
Capital additions and other investing activities	$(37.4)	$(23.4)

Cash provided (required) by operating activities of discontinued operations	(13.3)	(21.5)

Free cash flow (Non-GAAP) (2)	$(595.7)	$(187.8)
___________________
(1)Includes cash payments made in connection with our Project Focus transformation program of $55.7 million and $39.9 million for the three months ended March 31, 2025 and 2024, respectively.
(2)Free cash flow is defined as cash provided (required) by operating activities of continuing operations (GAAP) adjusted for spending for capital additions and other investing activities as well as cash provided (required) by discontinued operations and divestiture transaction costs associated with the sale of our GSS business. We believe that this Non-GAAP financial measure provides a useful basis for investors and securities analysts to evaluate the cash generated by routine business operations, including to assess our our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

Three Months Ended March 31, 2025 vs. 2024
Total Revenue Change (GAAP)	(14)%
Less: Foreign Currency Impact	(4)%
Organic Revenue Change (Non-GAAP)	(10)%
___________________
(1)     We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO
FMC STOCKHOLDERS (GAAP) TO RETURN ON INVESTED CAPITAL ("ROIC")
NUMERATOR (NON-GAAP) AND ADJUSTED ROIC (USING NON-GAAP NUMERATOR)(1)
(Unaudited)

	Twelve Months Ended
	March 31, 2025
Net income (loss) attributable to FMC stockholders (GAAP)	$328.3
Interest expense, net, net of income taxes	196.4
Corporate special charges (income)	213.8
Income tax expense (benefit) on Corporate special charges (income)	(31.9)
Discontinued operations attributable to FMC stockholders, net of income taxes	56.3
Tax adjustments	(153.2)
ROIC numerator (Non-GAAP)	$609.7

	March 31, 2025	March 31, 2024
Total debt	$4,003.5	$4,335.7
Total FMC stockholders’ equity	4,382.0	4,311.5
Total debt and FMC stockholders' equity (GAAP)	$8,385.5	$8,647.2
ROIC denominator (2 yr average total debt and FMC stockholders' equity)	$8,516.4

ROIC (using Net income (loss) attributable to FMC stockholders (GAAP) as numerator)	3.85%
Adjusted ROIC (using Non-GAAP numerator)	7.16%
___________________
(1)    We believe Adjusted ROIC (non-GAAP) provides management and investors with useful supplemental information regarding our utilization of capital provided by both equity and debt as well as our working capital and free cash flow management. Additionally, vesting of certain restricted stock awards granted to officers is connected to Adjusted ROIC as a performance metric.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$315.3	$357.3
Trade receivables, net of allowance of $40.4 in 2025 and $39.4 in 2024	2,900.1	2,903.2
Inventories	1,374.4	1,201.6
Prepaid and other current assets	487.8	496.2
Total current assets	$5,077.6	$4,958.3
Property, plant and equipment, net	858.7	849.7
Goodwill	1,515.1	1,507.0
Other intangibles, net	2,366.6	2,360.7
Deferred income taxes	1,527.2	1,523.8
Other long-term assets	455.7	453.8
Total assets	$11,800.9	$11,653.3
Short-term debt and current portion of long-term debt	$975.8	$337.4
Accounts payable, trade and other	801.8	768.5
Advanced payments from customers	1.8	453.8
Accrued and other liabilities	776.6	755.2
Accrued customer rebates	570.1	489.9
Guarantees of vendor financing	73.4	85.5
Accrued pensions and other postretirement benefits, current	3.0	6.4
Income taxes	102.8	122.5
Total current liabilities	$3,305.3	$3,019.2
Long-term debt, less current portion	$3,027.7	$3,027.9
Long-term liabilities	1,056.3	1,097.4
Equity	4,411.6	4,508.8
Total liabilities and equity	$11,800.9	$11,653.3

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Cash provided (required) by operating activities of continuing operations	$(545.0)	$(142.9)

Cash provided (required) by operating activities of discontinued operations	(13.3)	(21.5)

Cash provided (required) by investing activities of continuing operations	(38.0)	(23.7)

Cash provided (required) by financing activities of continuing operations	552.1	305.7

Effect of exchange rate changes on cash	2.2	(2.2)

Increase (decrease) in cash and cash equivalents	$(42.0)	$115.4

Cash and cash equivalents, beginning of period	$357.3	$302.4

Cash and cash equivalents, end of period	$315.3	$417.8